                                                                   Exhibit 10.30

                          REAL ESTATE SALE AGREEMENT
                          --------------------------
                        Days Inn - Ocean City, Maryland
                        -------------------------------


The exhibits and/or schedules of Exhibit 10.30, set forth herein have not been included as exhibits to the Registration Statement. The Registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit upon request.


     THIS AGREEMENT ("Agreement"), made as of the 11th day of April, 1996 by and
                      ---------                   ----
between COM Realty, Inc., a Delaware corporation ("Seller") and American General
                                                   ------
Hospitality, Inc., its nominees or assigns ("Purchaser").
                                             ---------

                                  WITNESSETH:
                                  ----------

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the real estate herein described;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the sum of Ten Dollars ($10.00) in hand paid to the other and other good and valuable consideration, the parties hereto agree as follows:

     1.   Agreement of Purchase and Sale.  The Purchaser agrees to purchase and
          ------------------------------
Seller agrees to sell, upon the terms, provisions and conditions herein contained, all of Seller's right, title and interest in and to the following: the land (hereafter called the "Land") located at 4201 Coastal Highway, Ocean City (Worcester County), Maryland, legally described in Exhibit "A" attached hereto and made a part hereof and commonly known as the Days Inn - Ocean City; all buildings, improvements and fixtures thereon (hereafter collectively called the "Improvements"); all goods, equipment, supplies, furniture, furnishings, machinery, appliances and other personal property (including assignment of telephone number 410-289-6488), if any, owned by Seller, located on the Land or in the Improvements and used in connection with the operation thereof, but excluding all inventories of food, liquor and sundries (hereafter collectively called the "Personalty"); and all easements, appurtenances, rights, privileges, reservations, tenements and hereditaments belonging to any of the foregoing. The Land, Improvements, Personalty and other foregoing items are hereafter collectively called the "Premises."

     2.   Closing Date and Place.  The consummation of the transaction
          ----------------------
contemplated herein (herein called the "Closing") shall take place at the
                                        -------
offices of the Title Company (hereafter defined), at a time and date mutually agreed upon by the parties, but not later than June 30, 1996, or on the date, if any, to which such time is extended by reason of Paragraph 4 of this Agreement becoming operative, or by reason of Purchaser having delivered to Seller written notice of extension thereof to July 30, 1996, and having delivered an additional $50,000 Earnest Money to Escrow Agent, which amount will be deemed non-refundable to Purchaser absent Seller's default, whichever date is later (the "Closing Date").

     The Closing and disbursement of funds with regard to the transactions contemplated hereunder shall take place in an escrow with the Title Company, as escrowee, pursuant to a written escrow agreement among the Title Company and the attorneys for the parties, in form mutually satisfactory to the parties. The cost of any escrow services provided by the Title Company shall be borne equally by the parties.

     3.   Purchase Price.  The Purchase Price for the Premises (herein the
          --------------
"Purchase Price") shall be Seven Million Five Hundred Thousand and no/100
- ---------------
DOLLARS ($7,500,000.00), paid to Seller as follows:

          a. Upon execution of this Agreement by Purchaser, Purchaser shall deposit with the Title Company as escrow agent ("Escrow Agent") the sum of Two Hundred Thousand and no/100 DOLLARS ($200,000.00) in cash or by certified check as earnest money (the "Earnest Money") to be applied to the Purchase Price at Closing or otherwise in accordance with the terms of this Agreement. The Earnest Money is to be held by Escrow Agent in trust for the mutual benefit of the parties hereto in accordance with the terms herein set forth. At Purchaser's request, the Earnest Money will be invested at a Federally insured banking institution in a passbook savings account earning interest on a day of deposit to day of withdrawal basis or such other account approved by Seller and Purchaser. Interest on the Earnest Money shall belong to the party entitled to the Earnest Money, and as used herein the term "Earnest Money" shall include any and all interest thereon. Purchaser bears the risk of the failure of the depository. Upon expiration of the Due Diligence Period (hereafter defined), provided Purchaser has elected to proceed with the purchase of the Premises, the Earnest Money shall be deemed wholly nonrefundable to Purchaser (absent Seller's default) and, at Closing shall be paid to Seller and credited to the payment of the Purchase Price; and

          b. The balance of the Purchase Price, plus or minus the prorations described herein, shall be paid on the Closing Date in cash by wire transfer of immediately available federal funds through escrow and then to a financial institution and account designated by Seller.

     4.   Survey and Title Insurance.  Within ten (10) business days of the
          --------------------------
Execution Date, Seller, at its expense, shall furnish to Purchaser the following:

          a. a title commitment ("Title Commitment") for an ALTA Form B owner's title insurance policy ("Title Policy") issued by Chicago Title Insurance Company (the "Title Company") in the amount of the Purchase Price subject to the general exceptions contained in the Title Policy, the matters set forth on Exhibit "B" hereto subject to Purchaser's review rights under Section 4.c below, and any title exceptions permitted by subparagraph (c) below (collectively the "Permitted Exceptions").

          b. a current plat of survey (the "Survey") of the Land and Improvements made and certified by the surveyor in favor of the Title Company and Purchaser in a form sufficient to cause the Title Company to delete any exception for matters of survey.

          c. Purchaser shall have ten (10) days from the receipt of the Title Commitment accompanied by copies of all documents of exception, and the Survey as modified (at Purchaser's expense) to meet Purchaser's requirements in which to notify Seller of any title defects ("Defects") disclosed by the Title Commitment or the Survey, which Purchaser deems objectionable. Any matter set forth in the Title Commitment or the Survey and not set forth in said notice shall be deemed to be a permitted exception to the title, and the Deed (hereafter defined) and Title Policy delivered at Closing may be subject thereto, or if no such notice is given, it shall be deemed that Purchaser has agreed to accept the Premises subject to the matters shown in the Title Commitment, or the Survey, and this Agreement shall remain in full force and effect. Seller shall have twenty (20) days from receipt of Purchaser's notice (the "Cure Period") in which to remedy the Defects and provide evidence satisfactory to Purchaser thereof. If Seller fails to remedy such Defects within the Cure Period, Purchaser shall have the option exercisable within ten (10) days after the expiration of Seller's Cure Period to accept conveyance of title subject to such Defects, and proceed with this Agreement (in which event the Title Commitment and the Deed will be accepted subject to any such Defects) or, give written notice to Seller to terminate this Agreement, and thereafter no party hereto shall have any claims, rights, duties, obligations, or liabilities to another party hereto by virtue of this Agreement, except those which herein are expressly stated to survive any termination of this Agreement, and the Earnest Money Deposit shall be returned to Purchaser. If Purchaser makes no election it shall be deemed that Purchaser has agreed to accept the title "as is" subject to the Defects, and this Agreement shall remain in full force and effect.

     5.   Conveyance and Documents.  At the Closing, the parties will execute
          ------------------------
and deliver all deeds and other documents necessary to consummate the sale and purchase of the Premises pursuant to the terms of this Agreement:

          a. At Closing, Seller will deliver to Purchaser the following documents (all of which shall be duly executed, sealed, witnessed and notarized where required):

               (i)   Special Warranty Deed (the "Deed") in recordable form
                                                 ----
          conveying to Purchaser Purchaser (or Purchaser's assignee under Section 21 below) title to the Land and Improvements subject only to the Permitted Exceptions.

               (ii) Special Warranty Bill of Sale conveying the Personalty to Purchaser (or Purchaser's assignee under Section 21 below) subject only to the Permitted Exceptions.

               (iii) An assignment of all contracts and personal property and equipment leases, if any, (collectively the "Assigned Contracts") which are assignable and not terminable by Seller at will (with an assumption by Purchaser of all obligations arising and to be performed on or after the Closing Date) concerning the operation, repair and maintenance of the Premises, except for any management contract (which will be canceled at Seller's sole expense at Closing). Purchaser shall indemnify and hold Seller harmless with respect to same. Seller shall give a similar indemnity for its period of ownership of the Premises.

               (iv) Blanket assignment and transfer of any and all assignable warranties and guarantees from any contractors, subcontractors, suppliers, manufacturers or distributors relating to the Premises, if any.

               (v) To the extent possessed by Seller: the original of all assigned leases, contracts, and any licenses, permits, and certificates of occupancy for the Premises.

               (vi) Drawings, plans and specifications and maintenance and warranty manuals for the Premises, if any are possessed by Seller.

               (vii) A copy of a Resolution of the Board of Directors of Seller certified by the Secretary or Assistant Secretary of Seller to be in force as of the Closing Date, authorizing the transactions contemplated herein, the execution and delivery of all documents required to effectuate such, and designating the officers of Seller who are authorized to execute and deliver such documents on behalf of Seller, together with a Certificate of Incumbency with respect to such officers.

               (viii) A FIRPTA certificate, certifying that Seller is not a foreign entity under FIRPTA.

               (ix) Evidence satisfactory to Purchaser that Seller's Days Inn franchise has been terminated at no cost or residual fee or expense to Purchaser.

               (x) All other instruments, affidavits and documents as may be reasonably requested by the Title Company and necessary or appropriate to consummate the transaction contemplated herein.

               (xi) The Title Policy in the full amount of the Purchase Price subject only to the Permitted Exceptions.

          b. At Closing, Purchaser will deliver to Seller cash portion of the Purchase Price.

          c. At Closing, Seller and Purchaser shall execute and deliver the following:

               (i) Real estate transfer declarations required by the state, county and municipality in which the Premises are located;

               (ii) Closing Statement showing the Purchase Price and any adjustments thereto;

          d. Purchaser shall be responsible for timely making any filings with the Internal Revenue Service required by Section 1521 of the Tax Reform Act of 1986 and any regulations promulgated with respect thereto. Seller may also make filings if it deems it appropriate to do so, but the responsibility for making such filings shall nevertheless remain on Purchaser. This subparagraph will survive Closing.

          e. At Closing, Escrow Agent will deliver to the Closing attorney the Earnest Money, with interest, which will be disposed of in accordance with this Agreement.

     6.   Possession.  Seller shall deliver possession of the Premises to
          ----------
Purchaser, subject to the executory contracts set forth in the list provided under Section 7 below, at the time of Closing. The condition of the Premises shall be the same as the condition as of the date hereof, ordinary wear and tear excepted.

     7.   Property Inspection; Franchise.  Within ten (10) days of the Execution
          ------------------------------
Date, Seller shall provide Purchaser with copies of tax and assessment statements and a list of all contracts, leases and other agreements to be assigned to and assumed by Purchaser hereunder. Purchaser and Purchaser's agents or contractors shall have the right until fifteen (15) days after the Transaction Approval Date as provided in Paragraph 26 or until the earlier termination of this Agreement ("Due Diligence Period") to review availability of franchises for operation of the Property and to enter the Premises at reasonable times and conduct inspections, examinations and tests of the Premises and its books, as they relate to the Premises (Purchaser shall be allowed to copy and, provided Purchaser closes the sale contemplated hereby, retain all of same) and operations, which Purchaser deems necessary, including, but not limited to, the Personalty, air conditioning and heating systems, electrical systems, plumbing, foundations, structural, sprinkler systems, roofs, sewage distribution systems, paint and finish work, soil, environmental condition and other physical aspects including but not limited to furniture, fixtures and equipment and review of leases, copies of bills for utilities, taxes, operations and maintenance, contracts and other documents concerning the Premises. Purchaser and Purchaser's agents, representatives, employees, independent contractors and invitees agree not to unreasonably interfere with tenants of the Premises in performing any inspections or reviews of the Premises or any part thereof. Purchaser agrees to indemnify and hold Seller harmless from any damages, loss, claim, or injury to person or property sustained by or asserted against Seller resulting from the exercise by Purchaser or its agents, representatives, employees independent contractors, invitees of the rights granted in this Paragraph, which agreement shall survive Closing or the earlier termination of this Agreement. If Purchaser, in Purchaser's reasonable judgment, disapproves the physical, financial or environmental condition of the Premises or has been unable to satisfy itself with respect to franchise matters, then Purchaser may terminate this Agreement by written notice, which, to be effective with respect to property condition, must be accompanied by Purchaser's inspection report identifying the defects relied upon, delivered to Seller within fifteen (15) days after the Transaction Approval Date, in which event, Escrow Agent shall return the Earnest Money to Purchaser, and the parties hereto shall have no further rights, obligations or liabilities to each other hereunder, except those which are specifically stated in this Agreement to survive the earlier termination hereof. Failure to notify Seller of termination of this Agreement under this Paragraph within said period shall constitute a waiver of the condition contained in this Paragraph and the acceptance of the physical, environmental, financial and all other conditions of the Premises, including franchise matters. On or before April 10, 1996, Seller shall deliver to Purchaser's auditor, Coopers & Lybrand, a signed representation letter intended for use by such auditors in rendering an opinion on the financial statement related to the hotel on the Premises, which letter shall be wholly satisfactory to Seller in its reasonable discretion.

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     8.   As-Is Sale.  Purchaser expressly acknowledges that Seller acquired the
          ----------
Premises through deed in lieu of foreclosure on October 6, 1992, and that Seller possesses little information concerning the Premises prior thereto. Purchaser further acknowledges that it has been given the opportunity to make a full and complete investigation and inspection of the Premises and the operation thereof and that Purchaser has had an opportunity to make full inquiry of Seller as to all matters deemed relevant by Purchaser in evaluating the Premises. Purchaser expressly acknowledges that the Premises is being purchased "AS IS", "WHERE IS" and "WITH ALL FAULTS," latent and patent. WITHOUT LIMITING THE GENERALITY OF
THE FOREGOING, EXCEPT FOR SELLER'S TITLE WARRANTIES, SELLER HAS NOT AND WILL
NOT, AND HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT OR RELATING TO THE PREMISES, INCLUDING WITHOUT LIMITATION, MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Purchaser expressly acknowledges that (i) it is not authorized to rely, has not relied, and will not rely on any representation, statement or warranty of Seller, or of any agent, or representative, or broker of Seller, not expressly set forth herein, and (ii) Seller has not agreed to perform any work on or about the Premises as a condition to Purchaser's purchase of same. Seller makes no representations, warranties or indemnities for any claim, condition or liability arising before or after this Agreement pursuant to, or arising under, any federal, state or local law, rule or ordinance including, but not limited to, those relating to the protection of the environment including, but not limited to, CERCLA and RCRA. This paragraph will survive Closing.

     9.   Environmental Audit.  Seller will furnish Purchaser with an
          -------------------
environmental audit performed by Boelter Environmental Consultants, Inc. dated January 3, 1991 (the "Environmental Report") on the subject Premises. Seller does not warrant the content or accuracy of the Environmental Report.

     10.  Settlement Costs and Prorations.
          -------------------------------

          a. Each party shall be responsible for its attorneys' fees and other costs incurred by it in connection with this Agreement and the transactions contemplated hereby. Seller shall pay the costs of the Survey (any modifications to the Survey shall be at Purchaser's expense) and 50% of the Recording Costs, normal charges for the Title Policy, and 50% of the state, county and municipal revenue stamps and/or transfer taxes. Purchaser shall be responsible for the costs of any audits, tests, surveys, (except as provided in Paragraph 4. b., above) or inspections of the Premises which it desires to make, and 50% of the recording costs, File Policy, the costs of state, county and municipal revenue stamps and/or transfer taxes and mortgage and intangible taxes. This provision shall survive the Closing.

          b. The "Cut-Off Time," as used herein, shall mean 12:01 a.m. of the Closing Date. The following adjustments and prorations shall be made at the Closing.

               (i) Seller shall be entitled to room revenues and all other revenues from the Premises through and including the Cut-Off Time. (By way of illustration only, if the Closing occurs on June 30, 1996, Seller shall be entitled to the room revenues for the night beginning the 29th day of June and ending as of the checkout time (12:00 noon) the 30th day of June.) At Closing, Seller shall sell to Purchaser and Purchaser shall purchase from Seller, at face value, the cash funds not to exceed $1,000.00, at the Premises as of the Cut-Off Time and the guest ledger as of the Cut-Off Time for guests staying at the Premises on the Closing Date. The purchase price of these items shall be paid to Seller in cash at Closing. Seller shall sell and Purchaser shall purchase at face value, all inventories of food, liquor and sundries at the Premises as of the Cut-Off Time.

               (ii) Except for the cash funds described in paragraph (i) above, all cash, checks and other funds, and all receivables (whether in the form of notes or other security) of the Seller, its management company or otherwise relating to the Premises as of the Cut-Off Time shall remain the property of Seller and are not included in the purchase and sale. Seller shall retain all rights to collect all receivables accrued prior to the Cut-Off Time for its own account and shall have the right to have the management company assign all such cash, checks, funds and receivables to Seller at or prior to the Closing.

               (iii) All general real estate, personal property and sanitary taxes and assessments which are liens upon the Premises for the year of Closing shall be prorated on the basis of the most recent ascertainable tax bill. Such taxes shall be adjusted, if necessary, when the actual tax bills shall become available, and the appropriate payment or credit shall be made between Purchaser and Seller within 10 days after demand. Seller shall pay all taxes and assessments due and payable prior to the Closing Date; Purchaser shall pay all taxes and assessments becoming payable after the Closing Date. This provision shall survive the Closing.

               (iv) All operating expenses for or pertaining to the Premises for utilities and assigned service contracts and agreements, and personal property and equipment leases; provided, however, that Seller shall attempt to have readings of utility meters made as of the Closing Date and to cause utilities to render final bills to Seller, which Seller shall pay promptly. If final readings are not possible, utilities will be prorated based upon the most recent period for which costs are available and a final adjustment will be made within thirty
          (30) days after request therefor by Purchaser or Seller after receipt of the final bills. Any deposits made by Seller with utility companies shall be returned to Seller. Purchaser shall be responsible for making all arrangements for the continuation of utility service. This provision shall survive the Closing.

               (v) Seller shall pay or cause to be paid any trade payables, liabilities or other obligations with respect to the operation and ownership of the Premises which are incurred or accrue prior to and including the Cut-Off Time. Purchaser shall pay any trade payables, utility charges and all other liabilities and obligations which are incurred or accrue after the Cut-Off Time. Purchaser shall notify Seller in writing 30 days following Purchaser receiving notice of any payable, liability or obligation for which Seller is liable hereunder and which payable, liability or obligation does not present any economic benefit to the Purchaser as determined by Seller. Seller shall be relieved of liability for any such item for which it does not receive timely notice from Purchaser. This provision shall survive the Closing.

               (vi) On the date preceding the Closing Date, an inventory and accounting of the Premises shall be taken by representatives of Purchaser and Seller and incorporated in a document signed at Closing. At this inventory, the parties shall determine the purchase price for the revenues and cash as contemplated under this paragraph 10. The parties shall also take an inventory of all personal property of the Premises, guest baggage, safe deposit boxes and such other matters relating to the Premises as either party may reasonably request.

          c. Seller shall transfer to Purchaser at Closing by credit on the Closing Statement the amount of any and all deposits and advances held by Seller (and not previously applied pursuant to a right to do so) made by guests and/or prospective guests of the Premises including, without limitation, security deposits.

          d.   Post Closing Revenues.  If Purchaser or Seller receives
               ---------------------
     revenues from the Premises on or after the Closing Date and the other party is entitled to such revenues, the receiving party shall immediately remit said revenues to the other party. This provision shall survive the Closing.

          e. Except as otherwise expressly set forth herein, all prorations shall be final.

     11.  Seller's Obligations Pending Closing.  Between the Execution Date
          ------------------------------------
(hereafter defined) and the Closing Date (or earlier termination hereof), Seller shall:

          a. Perform its obligations under all leases, service, management and all other contracts which Seller has entered into in connection with the Premises.

          b. Maintain the Premises in the same manner as is presently done, subject to normal wear and tear, casualty, condemnation, and matters unreported by tenants.

          c. Maintain existing insurance coverage or its equivalent in force with respect to the Premises.

          d. Operate the Premises in a reasonable, prudent manner consistent with Sellers pre-contract operations.

          e. Pay all debts, trade payables and other obligations, as they come due.

          f. Provide to Purchaser with all information concerning advance reservations and future bookings at such time as it furnishes its operating records.

          g. Manage the food, beverage and sundries inventory in a manner consistent with its normal operation of the Premises and shall not otherwise intentionally deplete the inventory.

     12.  Warranties and Representations.
          ------------------------------

          a.   Seller.  Seller warrants and represents to Purchaser that:
               ------

                 (i) Seller has received no notice from any governmental authority of zoning, building, fire or health code violations or environmental violations, state or municipal law violations with respect to the Premises within the past twelve (12) months which have not been corrected and to the knowledge of Fred R. Schimel, there are no such violations;

                 (ii) Seller has received no notice from any public authority of any eminent domain or condemnation proceeding concerning the Premises or any part thereof. To the knowledge of Seller, there is no action, suit or proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending against or affecting any portion of the Premises, and no judgment, order or decree with respect to any such matter has been entered against any portion of the Premises. Seller further warrants that in the event it receives any such notice prior to the Closing Date, it will provide Purchaser with a copy of such notice prior to the Closing;

                 (iii) Seller is a corporation organized and created under the laws of the State of Delaware and is in good standing;

                 (iv) Seller has the full right, power and authority to enter in this Agreement, to perform its obligations hereunder and to execute and deliver this Agreement and all other documents to be executed and delivered by Seller at Closing in connection with the transaction contemplated herein. The representations and warranties set forth in this subparagraph shall be deemed to be renewed and restated at and as of the Closing Date. At Closing, Seller shall deliver to Purchaser documentation evidencing the representations set forth herein;

                 (v) As of Closing, Seller has paid (or will pay) all applicable hotel/motel taxes due on account of the Premises; and

                 The warranties and/or representations of Seller set forth above in this Paragraph 12 shall survive the Closing for twelve (12) months.

          b.   Purchaser. Purchaser represents and warrants to Seller that:
               ---------

                 (i) Purchaser has the full right, power and authority to enter in this Agreement and to perform its obligations hereunder. The representations and warranties set forth in this paragraph above shall be deemed to be renewed and restated at and as of the Closing Date. At Closing, Purchaser shall deliver to Seller documentation evidencing the representations set forth herein.

     13.  Casualty or Condemnation. If on or before the Closing Date all or any
          ------------------------
part of the Premises is destroyed or damaged by fire or any other cause, or if eminent domain proceedings are instituted, or a notice of condemnation is given, with respect to all or a portion of the Premises, Seller shall promptly notify Purchaser thereof. If such damage or destruction is repaired at the sole cost and expense of Seller prior to Closing to the same condition existing prior to such damage or destruction, or if such damage or destruction does not exceed $25,000.00 (as determined by Seller's insurer), Purchaser shall be bound to purchase the Premises with a corresponding reduction in the Purchase Price, but without receiving insurance proceeds on account thereof. If the value of any land taken or to be taken does not exceed $25,000.00, Purchaser shall be bound to purchase the Premises with either, as may be applicable, a corresponding reduction in the Purchase Price or assignment of any condemnation award. In the event of (i) damage to or destruction of all or any part of the Premises of $25,000.00 or more and Seller fails to repair such damage or destruction as provided herein, or (ii) the institution or giving of notice of eminent domain proceedings with respect to all or any part of the Premises the value of which exceeds $25,000.00 Purchaser shall have the right to terminate this Agreement by giving written notice to Seller on or before the Closing Date and in the event Purchaser exercises such right to terminate this Agreement, the Earnest Money shall be returned to Purchaser, whereupon no party hereto shall have any further rights, obligations or liabilities hereunder. In the event of any unrepaired damage or eminent domain proceedings which would permit termination hereunder and neither party elects to terminate, or if Purchaser is required to proceed hereunder, the Deed shall be subject to any such eminent domain proceeding, such taking shall be deemed a Permitted Exception, and Seller shall deliver to Purchaser on the Closing Date an assignment in a form reasonably satisfactory to Purchaser of all of Seller's right, title and interest in and to any eminent domain award or insurance claim (including rental insurance except for any rental insurance proceeds attributable to the period prior to Closing) to the extent not previously applied to restoration or repair of the Premises, but the Purchase Price shall not be affected by any such condemnation, damage or destruction. Seller shall also pay Purchaser all deductibles on such insurance.

     14.  Default.
          -------

          a.   Seller's Remedy.  The parties acknowledge that it is impossible
               ---------------
     to ascertain Seller's damages in the event of default by Purchaser hereunder. Accordingly, the parties agree that if Purchaser defaults in performing under this Agreement (Seller not then being in default), Seller shall retain the Earnest Money and any interest thereon, Escrow Agent shall pay to Seller the Earnest Money and interest thereon, not as a penalty, but for full liquidation of damages, the parties declaring and agreeing that such is and represents a reasonable forecast and settlement of such damages of Seller. The parties agree that the sum stated above in liquidated damages shall be in lieu of any other relief to which the Seller might otherwise be entitled by virtue of this Agreement or by operation of law or otherwise, and shall represent Seller's sole and exclusive remedy for such breach by Purchaser.

          b.   Purchaser's Remedy.  In the event that Seller defaults in
               ------------------
     performing under this Agreement or should any of Seller's warranties or representations be untrue in any material respect, if no other remedy therefor is specified herein, Purchaser may (if Purchaser is not in default) elect to either (i) terminate the Agreement and receive the return of the Earnest Money, or (ii) require the specific performance of this Agreement by Seller.

     Any Closing by Purchaser shall conclusively be deemed a waiver of any breach of representation or warranty of which Purchaser has knowledge, of any default known to Purchaser or its affiliates of any unfulfilled condition of Closing known to Purchaser or its affiliates.

     15.  Notices.  All notices required or permitted hereunder, shall be in
          -------
writing and shall be served on the parties at the following addresses:

If to Purchaser:
- ---------------
                    American General Hospitality, Inc.
                    3860 West Northwest Highway, Suite #300
                    Dallas, Texas 75220
                    ATTN:  Bruce G. Wiles

with a copy to:
                    Colhoun & Stacy, PLLC
                    5700 NationsBank Plaza
                    901 Main Street
                    Dallas, Texas 75202
                    ATTN:  Parker Nelson

If to Seller:
- ------------
                    COM Realty, Inc.
                    2700 Sanders Road
                    Prospect Heights, Illinois  60070
                    ATTN:  Fred R. Schimel

with a copy to:     Household Commercial Financial Services, Inc.
                    2700 Sanders Road
                    Prospect Heights, Illinois  60070
                    ATTN:  Nancy J. Bromley

     Notices shall be either (i) personally delivered or sent by Federal Express or other nationally recognized overnight courier to the addresses set forth above, in which case they shall be deemed delivered on the date of delivery to said address or (ii) sent by registered or certified mail, return receipt requested, in which case they shall be deemed delivered three business days after deposit in the U.S. mail.

     16.  Broker's Commissions.  Seller is responsible to pay a broker's
          --------------------
commission to CB Commercial Real Estate Inc., Boca Raton, Florida ("Broker") upon Closing, as evidenced by delivery and recording of the Deed and receipt of the Purchase Price, pursuant to Seller's agreement with said Broker. Seller and Purchaser covenant and represent each to the other that there is no party entitled to be paid a finder's fee, cooperation fee, commission or other brokerage-type fee or similar compensation in connection with this Agreement and the transactions contemplated hereby (whether sale or loan), except to the said Broker, and that neither Seller nor Purchaser has had any dealings or agreements with any such individual or entity in connection therewith. If any person or entity shall assert a claim to such a fee or compensation against either Seller or Purchaser on account of alleged employment as a finder, consultant or broker, then the party to this Agreement by, through or under whom the person or entity claims such employment shall indemnify, defend and hold harmless the other party against and from any and all such claims and all costs, expenses and liabilities, including attorneys fees, incurred in connection with such claim or any action or proceedings brought thereon. The representations and agreements contained in this Paragraph shall survive the Closing or the earlier termination hereof.

     17.  Survival.  Except as expressly set forth in this Agreement, no
          --------
representations, warranties, covenants, agreements, undertakings, and other obligations of Seller set forth herein shall survive the Closing of the transactions contemplated hereby or the execution and delivery of the documents contemplated hereunder, and such shall be merged therein, and no action based thereon shall be commenced after the Closing of this transaction.

     The delivery of the Deed by Seller, and the acceptance thereof by Purchaser, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder, except those obligations of Seller which are expressly stated in this Agreement to survive the Closing of this transaction.

     18.  Time of the Essence.  Time is of the essence of this Agreement.
          -------------------
Provided, however, that if the time within which any action, consent, approval or other activity herein contemplated, expires on a Saturday, Sunday or a national bank holiday, such time period shall automatically be deemed extended to the first day after the scheduled termination of such time period which is not a Saturday, Sunday or national bank holiday.

     19.  Governing Law.  The Premises are located in the State of Maryland and
          -------------
this Agreement shall be governed by and enforced in accordance with the laws of said State. Any provision of this Agreement which is unenforceable or invalid or the inclusion of which would affect the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect.

     20.  Entire Agreement.  This instrument contains the entire agreement of
          ----------------
the parties and no representations, warranties or agreements have been made by either of the parties except as set forth in this Agreement. No modification, waiver or amendment of the provisions of this Agreement shall be effective unless made in writing and signed by the parties hereto.

     21.  Assignment.  This Agreement shall inure to the benefit of and shall be
          ----------
binding upon the parties hereto and their respective successors and permitted assigns, provided, however, that neither party may assign its rights or obligations hereunder without the prior written consent of the other party, except that Purchaser may assign this Agreement to an affiliated partnership or to an entity affiliated with the Real Estate Investment Trust being sponsored by Purchaser without Seller's consent.

     22.  Escrow Agent.  Upon receipt of written request from Seller or
          ------------
Purchaser to disburse all or any portion of the Earnest Money, Escrow Agent shall have the right to disburse the Earnest Money to Purchaser or Seller on the tenth (10th) day after written notice to the parties; provided, however, that, Escrow Agent shall not have received any written objections to such disbursement after such written notice but prior to said tenth (10th) day. The parties hereto hereby acknowledge that the Escrow Agent shall have no liability to any party on account of its failure to disburse the disputed portion of the Earnest Money; and, in the event of any dispute as to who is entitled to receive the Earnest Money, Escrow Agent shall have the right to retain the funds and disburse them in accordance with the final order of a court of competent jurisdiction or to deposit the disputed portion of the Earnest Money with said court, pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure of the depository and shall only be otherwise liable in the event of its gross negligence or willful misconduct.

     23.  Construction.  Each party hereto hereby acknowledges that all parties
          ------------
hereto participated equally in the drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than the other.

     24.  Binding.  The issuance of this Agreement by Seller does not constitute
          -------
an offer for the sale of the Premises from Seller to Purchaser. This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Purchaser.

     25.  Execution Date.  For purposes of this Agreement, the "Execution Date"
          --------------
shall mean the later "Date of Execution" subscribed beneath Seller's and Purchaser's signatures set forth herein below.

     26.  Approval Contingency.  This Agreement and Seller's obligations
          --------------------
hereunder are Contingent upon approval by the requisite members of Seller's Investment Committee, pursuant to internal policies and procedures of the transaction contemplated by this Agreement. If Seller has not obtained the aforementioned approval within five (5) days of the Execution Date ("Transaction Approval Date") and has not given Purchaser written notice to such effect by the Transaction Approval Date, this Agreement shall terminate automatically and be of no further force and effect and the Earnest Money shall be returned to Purchaser.

     27.  Liquor License and Franchise.  The Closing of the sale of the Premises
          ----------------------------
shall not be contingent upon or conditioned on the completion of the transfer to the Purchaser of any liquor license or hotel franchise, pertaining to the Premises. Seller hereby agrees at its sole cost, to terminate the existing franchise with Days Inn prior to the Closing.

     28.  Confidentiality.  Unless and until the Closing has been completed,
          ---------------
Purchaser and its representatives shall hold in strict confidence, and shall not use to the detriment of Seller, all data and information obtained in connection with this transaction with respect to the business of Seller including, but not limited to, books, records, accounts, contracts and documents of or relating to the Premises. Nothing contained herein shall prohibit Purchaser from disclosing the data and information to its lenders, underwriters of Purchaser's real estate investment trust now in formation, investors, attorneys, accountants and consultants, where such disclosure is made in good faith to carry out the intents and purposes of this Contract. This obligation shall survive any termination of this Contract.

     29.  Bulk Transfer Law.  Purchaser and Seller acknowledge that the
          -----------------
transaction contemplated herein constitutes a sale of real estate and, as such, does not fall within the purview of the Maryland Uniform Commercial Code relating to bulk transfers ("Bulk Transfer Law").

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the dates written below.


SELLER:
- ------

COM Realty, Inc.


By: /s/ COM Realty, Inc.
    --------------------------------------
    Vice President
    ---------

Attest: /s/ Nancy Bromley
       ---------------------------------
       Ass't   Secretary
       --------

Date of Execution:   April 11, 1996
                  -----------------------


PURCHASER:
- ---------

AMERICAN GENERAL HOSPITALITY, INC.


By:/s/ Bruce G. Wiles
   --------------------------------------
   Bruce G. Wiles, Executive Vice President